UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 2, 2022

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(f/k/a Bio Lab Naturals Inc.)

(Exact name of Registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9454 Wilshire Blvd. #300 , Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 855-413-7030

7400 E. Crestline Circle, Suite 130, Greenwood Village, CO 80111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2022, Bio Lab Naturals, Inc., a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Limitless X, Inc., a Nevada corporation (“LimitlessX”), and its 11 shareholders (the “Shareholders”) on May 11, 2022.

On August 2, 2022, the Company, LimitlessX, and the Shareholders entered into Amendment No. 1 to the Share Exchange Agreement (the “Amendment”). Pursuant to the Amendment, the parties agreed to remove and delete Article III, Sections 3.5 and 3.6, and those sections shall have no further force or effect whatsoever.

Such sections prohibited the Company, for a period of 12 months following the closing of the Agreement, from selling any equity securities at a price less than $0.40 per share or from effecting any reverse stock split, subject to certain exceptions. The Company shall no longer be restricted by these prohibitions pursuant to the Amendment.

A copy of the Amendment is attached hereto as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Share Exchange Agreement, dated August 2, 2022
104	Cover Page Interactive Data File (formatted as an Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Limitless X Holdings Inc.

Dated: August 5, 2022	By:	/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer

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